   As filed with the Securities and Exchange Commission on December 2, 1996.

                                                 Registration No. ___-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                           Hilton Hotels Corporation
             (Exact name of registrant as specified in its charter)
                              ___________________

           Delaware                                            36-2058176
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                            9336 Civic Center Drive
                        Beverly Hills, California 90210
                                 (310) 278-4321
                              ___________________
                    (Address of principal executive offices)

             HILTON HOTELS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             Cheryl L. Marsh, Esq.
                     Vice President and Corporate Secretary
                           Hilton Hotels Corporation
                            9336 Civic Center Drive
                        Beverly Hills, California 90210
                              ___________________
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (310) 278-4321
                              ___________________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                            Proposed      Proposed
                                            maximum       maximum
Title of            Amount                  offering      aggregate          Amount of
securities          to be                   price         offering           registration
to be registered    registered              per unit      price              fee
------------------------------------------------------------------------------------------
Common Stock,       2,000,000/(1),/ /(2)/   $28.50/(3)/   $57,000,000/(3)/   $19,656/(3)/
$2.50 par value     shares
------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, dated July 14, 1988, with ChaseMellon Shareholder Services, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 25, 1996, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page 9.

================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Hilton Hotels Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995 (the "Form 10-K");

     (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) The portions of the Company's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on May 9, 1996 filed with the Commission on March 16, 1996 that have been incorporated by reference into the Form 10-K;

     (d) The portions of the Company's 1995 Annual Report to Stockholders for the year ended December 31, 1995 filed with the Commission on March 22, 1996 that have been incorporated by reference into the Form 10-K;

     (e) Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed with the Commission on May 7, 1996;

     (f) Current Reports on Form 8-K dated June 6, 1996, August 29, 1996 and September 19, 1996;

     (g) Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed with the Commission on May 18, 1986;

     (h) Description of the Rights included in a Registration Statement on Form 8-A filed with the Commission on July 22, 1988; and

     (i) Description of the Company's Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock included in a Registration Statement on Form 8-A filed with the Commission on November 26, 1996.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's Common Stock, par value $2.50, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Cheryl L. Marsh, Esq. Ms. Marsh is compensated by the Company and is the holder of options to acquire shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law, Article XI of the Company's Restated Certificate of Incorporation, as amended, and Paragraph 35 of the Company's By-Laws as amended, authorize and empower the Company to indemnify its directors, officers, employees and agents, and agreements with each of the Company's directors and executive officers provide for indemnification against liabilities incurred in connection with and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

          The Company has purchased for the benefit of its officers and directors and those of certain subsidiaries insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay the Company up to $100,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of the Company or any subsidiary.

          Reference is made to any Underwriting Agreement to be incorporated by reference in the Prospectus, for provisions regarding indemnification of the Company and its officers, directors and controlling persons against certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See the attached Exhibit Index.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 1996.


                                    By:   /s/ Stephen F. Bollenbach
                                          -------------------------
                                          Stephen F. Bollenbach

                                    Its:  President and Chief Executive Officer



                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Cheryl
L. Marsh his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                         Title                         Date
    ---------                         -----                         ----
/s/ Barron Hilton            Chairman of the Board            November 14, 1996
-----------------
Barron Hilton


/s/ Stephen F. Bollenbach    Director, President and Chief    November 14, 1996
-------------------------    Executive Officer (Principal
Stephen F. Bollenbach        Executive Officer)

    Signature                         Title                         Date
    ---------                         -----                         ----
/s/ A. Steven Crown          Director                         November 14, 1996
-------------------
A. Steven Crown


/s/ Eric M. Hilton           Director                         November 14, 1996
------------------
Eric M. Hilton


/s/ Dieter H. Huckestein     Director                         November 14, 1996
------------------------
Dieter H. Huckestein


/s/ Robert L. Johnson        Director                         November 14, 1996
---------------------
Robert L. Johnson


/s/ Donald R. Knab           Director                         November 14, 1996
------------------
Donald R. Knab


/s/ Benjamin V. Lambert      Director                         November 14, 1996
-----------------------
Benjamin V. Lambert


/s/ Donna F. Tuttle          Director                         November 14, 1996
-------------------
Donna F. Tuttle


/s/ Sam D. Young, Jr.        Director                         November 14, 1996
---------------------
Sam D. Young, Jr.


/s/ Matthew J. Hart          Executive Vice President and     November 14, 1996
-------------------          Chief Financial Officer
Matthew J. Hart              (Principal Financial and
                             Accounting Officer)

                                 EXHIBIT INDEX

Exhibit                                                           Sequentially
Number                         Description                        Numbered Page
------                         -----------                        -------------
4.1         Hilton Hotels Corporation Employee Stock
            Purchase Plan.

4.2         Form of Subscription Agreement.

5.          Opinion of Company Counsel (opinion re legality).

23.1        Consent of Arthur Andersen, as
            Independent Public Accountants.

23.2        Consent of Company Counsel (included in Exhibit 5).

24.         Power of Attorney (included in this Registration
            Statement under "Signatures").